[ENTITY NAME]



	DECLARATION OF TRUST

	Dated as of December 14, 2009



TABLE OF CONTENTS
	PAGE


ARTICLE I - The Trust	1

	Section 1.1	Name	1
	Section 1.2	Definitions	1

ARTICLE II -- Trustees	3

	Section 2.1	Number and Qualification	3
	Section 2.2	Term and Election	3
	Section 2.3	Resignation, Removal and
Retirement	3
	Section 2.4	Vacancies	4
	Section 2.5	Meetings	4
	Section 2.6	Officers; Chairman of the Board	5
	Section 2.7	By-Laws	5

ARTICLE III - Powers of Trustees	5

	Section 3.1	General	5
	Section 3.2	Investments	5
	Section 3.3	Legal Title	7
	Section 3.4	Sale of Shares	7
	Section 3.5	Redemptions of Shares	7
	Section 3.6	Borrow Money	7
	Section 3.7	Delegation; Committees	7
	Section 3.8	Collection and Payment	7
	Section 3.9	Expenses	7
	Section 3.10	Miscellaneous Powers	8
	Section 3.11	Further Powers	8
	Section 3.12	Litigation	8

ARTICLE IV - Investment Advisory, Administration and
Placement Agent
			Arrangements	9

	Section 4.1	Investment Advisory, Administration
and Other
				Arrangements	9
	Section 4.2	Parties to Contract	9

ARTICLE V -- Limitations of Liability of Holders, Trustees and
			Others.	9

	Section 5.1	No Personal Liability of Holders,
Trustees Officers and Employees	9
	Section 5.2	Trustee's Good Faith Action; Advice
of Others;
				No Bond or Surety	10
	Section 5.3	Indemnification	10
	Section 5.4	No Duty of Investigation	10
	Section 5.5	Reliance on Records and Experts	10



ARTICLE VI - Shares of Beneficial Interest	11

	Section 6.1	Beneficial Interest	11
	Section 6.2	Rights of Holders	11
	Section 6.3	Trust Only	11
	Section 6.4	Issuance of Shares	11
	Section 6.5	Register of Shares	11
	Section 6.6	Total Number of Holders	12

ARTICLE VII -- Purchases and Redemptions of Shares	12

ARTICLE VIII--Determination of Book Capital Account Balances,
			and Distributions	12

	Section 8.1	Book Capital Account Balances	12
	Section 8.2	Allocations and Distributions to
Holders	12
	Section 8.3	Power to Modify Foregoing
Procedures	13
	Section 8.4	Signature on Returns; Tax Matters
Partner	13

ARTICLE IX - Holders	13

	Section 9.1	Rights of Holders	13
	Section 9.2	Meetings of Holders	13
	Section 9.3	Notice of Meetings	14
	Section 9.4	Record Date for Meetings,
Distributions, etc.	14
	Section 9.5	Proxies, etc.	14
	Section 9.6	Reports	14
	Section 9.7	Inspection of Records	15
	Section 9.8	Holder Action by Written Consent	15
	Section 9.9	Notices	15

ARTICLE X -- Duration; Termination; Amendment; Mergers; Etc.	15

	Section 10.1	Duration	15
	Section 10.2	Termination	15
	Section 10.3	Dissolution	16
	Section 10.4	Amendment Procedure	16
	Section 10.5	Merger, Consolidation and Sale of
Assets	17
	Section 10.6	Incorporation	17

ARTICLE XI - Miscellaneous	18

	Section 11.1	Governing Law	18
	Section 11.2	Counterparts	18
	Section 11.3	Reliance by Third Parties	18
	Section 11.4	Provisions in Conflict With Law or
Regulations	18


DECLARATION OF TRUST

OF

[ENTITY NAME]


	This DECLARATION OF TRUST of [ENTITY NAME] is made as of the 14th day of December, 2009 by the parties signatory hereto, as Trustees (as defined in Section 1.2 hereof).

W I T N E S S E T H:

	WHEREAS, the Trustees desire to form a
Massachusetts business trust for the investment and reinvestment of its assets; and

	WHEREAS, it is proposed that the trust assets be composed of money and property contributed thereto by the holders of Shares in the trust entitled to ownership rights in the trust;

	NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the trust fund and will manage and dispose of the same for the benefit of the holders of Shares in the Trust and subject to the provisions hereof, to wit:


	ARTICLE I

	The Trust

	1.1.	Name.  The name of the trust created hereby
(the "Trust") shall be [ENTITY NAME] and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of Shares in the Trust.

	1.2.	Definitions.  As used in this Declaration, the
following terms shall have the following meanings:

	"Administrator" shall mean any party furnishing services to the Trust pursuant to any administration contract described in Section 4.1 hereof.

	"Book Capital Account" shall mean, for any Holder at any time, the Book Capital Account of the Holder for such day, determined in accordance with Section 8.1 hereof.

	"Code" shall mean the U.S. Internal Revenue Code of
1986, as amended from time to time (or any corresponding provision or provisions of succeeding law).

	"Commission" shall mean the U.S. Securities and Exchange Commission.



	"Declaration" shall mean this Declaration of Trust as amended from time to time. References in this Declaration to "Declaration", "hereof", "herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which any such word appears.

	"Fiscal Year" shall mean an annual period determined by the Trustees which shall end on such date as the Trustees may, from time to time determine.

	"Holders" shall mean as of any particular time all holders of record of Shares in the Trust.

	"Institutional Investor(s)" shall mean any regulated investment company, segregated asset account, foreign investment company, common trust fund, group trust or other investment arrangement, whether organized within or without the United States of America.

	"Interested Person" shall have the meaning given it in the 1940 Act.

	"Investment Adviser" shall mean any party furnishing services to the Trust pursuant to any investment advisory contract described in Section 4.1 hereof.

	"Majority Shares Vote" shall mean the vote, at a meeting of Holders, of (A) 67% or more of the Shares present or represented at such meeting, if Holders of more than 50% of all Shares are present or represented by proxy, or (B) more than 50% of all Shares, whichever is less.

	"Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

	"Redemption" shall mean a partial or complete redemption of the Share of a Holder.

	"Share(s)" shall mean the Share of a Holder in the Trust, including all rights, powers and privileges accorded to Holders by this Declaration, which Share represents a percentage, determined by calculating, at such times and on such basis as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance to the total of all Holders' Book Capital Account balances. Reference herein to a specified percentage of, or fraction of, Shares, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balances of all, or a specified group of, Holders. Share(s) may also be referred to herein or in other documents relating to the Trust as an Interest or Interests.

	"Trustees" shall mean each signatory to this Declaration, so long as such signatory shall continue in office in accordance with the terms hereof, and all other individuals who at the time in question have been duly elected or appointed and have qualified as Trustees in accordance with the provisions hereof and are then in office, and reference in this Declaration to a Trustee or Trustees shall refer to such individual or individuals in their capacity as Trustees hereunder.

	"Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees.

	The "1940 Act" shall mean the U.S. Investment
Company Act of 1940, as amended from time to time, and the rules and regulations thereunder.


ARTICLE II

	Trustees

	2.1.	Number and Qualification.  The number of
Trustees shall be fixed from time to time by action of the Trustees taken as provided in Section 2.5 hereof; provided, however, that the number of Trustees so fixed shall in no event be less than three or more than 15. Any vacancy created by an increase in the number of Trustees may be filled by the appointment of an individual having the qualifications described in this Section 2.1 made by action of the Trustees taken as provided in Section 2.5 hereof. Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office. Whenever a vacancy occurs, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A Trustee shall be an individual at least 21 years of age who is not under legal disability.

	2.2.	Term and Election.  Each Trustee named
herein, or elected or appointed prior to the first meeting of Holders, shall (except in the event of resignations, retirements, removals or vacancies pursuant to Section 2.3 or Section 2.4 hereof) hold office until a successor to such Trustee has been elected at such meeting and has qualified to serve as Trustee, as required under the 1940 Act. Subject to the provisions of
Section 16(a) of the 1940 Act and except as provided in Section
2.3 hereof, each Trustee shall hold office during the lifetime of the Trust and until its termination as hereinafter provided.

	2.3.	Resignation, Removal and Retirement.  Any
Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing executed by such Trustee and delivered or mailed to the Chairman, if any, the President or the Secretary of the Trust and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee may be removed by the affirmative vote of Holders of two-thirds of the Shares or (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 2.1 hereof) with cause, by the action of two-thirds of the remaining Trustees. Removal with cause includes, but is not limited to, the removal of a Trustee due to physical or mental incapacity or failure to comply with such written policies as from time to time may be adopted by at least two-thirds of the Trustees with respect to the conduct of the Trustees and attendance at meetings. Any Trustee who has attained a mandatory retirement age, if any, established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees shall, automatically and without action by such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy. Any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees, may be retired by written instrument executed by a majority of the other Trustees, specifying the date of such Trustee's retirement. Upon the resignation, retirement or removal of a Trustee, or a Trustee otherwise ceasing to be a Trustee, such resigning, retired, removed or former Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning, retired, removed or former Trustee. Upon the death of any Trustee or upon removal, retirement or resignation due to any
Trustee's incapacity to serve as Trustee, the legal representative of such deceased, removed, retired or resigning Trustee shall execute and deliver on behalf of such deceased, removed, retired or resigning Trustee such documents as the remaining Trustees shall require for the purpose set forth in the preceding sentence.

	2.4.	Vacancies.  The term of office of a Trustee
shall terminate and a vacancy shall occur in the event of the death, resignation, retirement, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of a vacancy, Holders of at least a majority of the Shares entitled to vote, acting at any meeting of Holders held in accordance with Section 9.2 hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Declaration.

	2.5.	Meetings.  Meetings of the Trustees shall be
held from time to time upon the call of the Chairman, if any, the President, the Secretary, an Assistant Secretary or any two
Trustees, at such time, on such day and at such place, as shall be designated in the notice of the meeting. The Trustees shall hold an annual meeting for the election of officers and the transaction of other business which may come before such meeting. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given by mail, by telegram (which term shall include a cablegram), by facsimile or delivered personally (which term shall include by telephone). If notice is given by mail, it shall be mailed not later than 48 hours preceding the meeting and if given by telegram, facsimile or personally, such notice shall be sent or delivery made not later than 24 hours preceding the meeting. Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Trustees need be stated in the notice or waiver of notice of such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except in the situation in which a Trustee attends a meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. The Trustees may act with or without a meeting, but no notice need be given of action proposed to be taken by written consent. A quorum for all meetings of the Trustees shall be a majority of the Trustees.
Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

	Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

	With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

	All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other and participation in a meeting by means of such communications equipment shall constitute presence in person at such meeting.

	2.6.	Officers; Chairman of the Board.  The
Trustees shall, from time to time, elect a President, a Secretary and a Treasurer. The Trustees may elect or appoint, from time to time, a Chairman of the Board who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees may designate. The Trustees may elect or appoint or authorize the President to appoint such other officers, agents or independent contractors with such powers as the Trustees may deem to be advisable. The Chairman, if any, shall be and each other officer may, but need not, be a Trustee.

	2.7.	By-Laws.  The Trustees may adopt and, from
time to time, amend or repeal By-Laws for the conduct of the business of the Trust.


ARTICLE III

	Powers of Trustees

	3.1.	General.  The Trustees shall have exclusive
and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and such business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion they deem proper for conducting the business of the Trust. The enumeration of or failure to mention any specific power herein shall not be construed as limiting such exclusive and absolute control. The powers of the Trustees may be exercised without order of or resort to any court.

	3.2.	Investments.  The Trustees shall have power:

		(a)    To conduct, operate and carry on the
business of an investment company;

		(b)  To acquire or buy, and invest Trust
Property in, own, hold for investment or otherwise, and to sell or otherwise dispose of, all types and kinds of securities and investments of any kind including, but not limited to, stocks, profit-sharing interests or participations and all other contracts for or evidences of equity interests, bonds, debentures, warrants and rights to purchase securities, and interest in loans, certificates of beneficial interest, bills, notes and all other contracts for or evidences of indebtedness, money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and other obligations, and all other negotiable and non-negotiable securities and instruments, however named or described, issued by corporations, trusts, associations or any other
Persons, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State, territory or possession of the United States, by any political subdivision or agency or instrumentality of any State or foreign country, or by any other government or other governmental or quasi-governmental agency or instrumentality, domestic or foreign; to acquire and dispose of interests in domestic or foreign loans made by banks and other financial institutions; to deposit any assets of the Trust in any bank, trust company or banking institution or retain any such assets in domestic or foreign cash or currency; to purchase and sell gold and silver bullion, precious or strategic metals, coins and currency of all countries; to engage in "when issued" and delayed delivery transactions; to enter into repurchase agreements, reverse repurchase agreements and firm commitment agreements; to employ all types and kinds of hedging techniques and investment management strategies;
and to change the investments of the Trust.

		(c) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any Trust Property or any of the foregoing securities, instruments or investments; to purchase and sell (or write) options on securities, currency, precious metals and other commodities, indices, futures contracts and other financial instruments and assets and inter into closing and other transactions in connection therewith; to enter into all types of commodities contracts, including without limitation the purchase and sale of futures contracts on securities, currency, precious metals and other commodities, indices and other financial instruments and assets; to enter into forward foreign currency exchange contracts and other foreign exchange and currency transactions of all types and kinds; to enter into interest rate, currency and other swap transactions; and to engage in all types and kinds of hedging and risk management transactions.

		(d)  To exercise all rights, powers and
privileges of ownership or interest in all securities and other assets included in the Trust Property, including without limitation the right to vote thereon and otherwise act with respect thereto; and to do all acts and things for the preservation, protection, improvement and enhancement in value of all such securities and assets, and to issue general unsecured or other obligations of the Trust, and enter into indenture agreements relating thereto.

		(e)  To acquire (by purchase, lease or
otherwise) and to hold, use, maintain, lease, develop and dispose of (by sale or otherwise) any type or kind of property, real or personal, including domestic or foreign currency, and any right or interest therein.

		(f)  To borrow money and in this connection
issue notes, commercial paper or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any part of the Trust Property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person; and to lend all or any part of the Trust Property to other Persons.

		(g)  To aid, support or assist by further
investment or other action any Person, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trust or any Trust Series has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, securities and other obligations of any such Person.

		(h)  To carry on any other business in
connection with or incidental to any of the foregoing powers referred to in this Declaration, to do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power referred to in this Declaration, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with such business or purposes, objects or powers.

	The foregoing clauses shall be construed both as objects and powers, and shall not be held to limit or restrict in any manner the general and plenary powers of the Trustees.

	Notwithstanding any other provision herein, the Trustees shall have full power in their discretion, without any requirement of approval by Holders, to invest part or all of the Trust Property, or to dispose of part or all of the Trust Property and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the Commonwealth of Massachusetts or of any other state) which is classified as a partnership for federal income tax purposes.

	3.3.	Legal Title.  Legal title to all Trust Property
shall be vested in the Trustees as joint tenants except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name or nominee name of any other Person on behalf of the Trust, on such terms as the Trustees may determine.

	The right, title and interest of the Trustees in the Trust Property shall vest automatically in each individual who may hereafter become a Trustee upon his due election and qualification. Upon the resignation, removal or death of a Trustee, such resigning, removed or deceased Trustee shall automatically cease to have any right, title or interest in any Trust Property, and the right, title and interest of such resigning, removed or deceased Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

	3.4.	Sale of Shares.  The Trustees, in their
discretion, may, from time to time, without a vote of the Holders, permit any Institutional Investor to purchase a Share or increase its Share, for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. A Holder that has completely redeemed its Share may not be permitted to purchase a new Share until the later of 60 calendar days after the date of such complete Redemption or the first day of the Fiscal Year next succeeding the Fiscal Year during which such complete Redemption occurred.

	3.5.	Redemptions of Shares.  Subject to Article VII
hereof, the Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit a Holder to redeem all of its Share, or or a portion of its Share, for either cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best.

	3.6.	Borrow Money.  The Trustees shall have
power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person.

	3.7.	Delegation; Committees.  The Trustees shall
have power, consistent with their continuing exclusive and absolute control over the Trust Property and over the business of the Trust, to delegate from time to time to such of their number or to officers, employees, agents or independent contractors of the Trust the doing of such things and the execution of such instruments in either the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

	3.8.	Collection and Payment.  The Trustees shall
have power to collect all property due to the Trust; and to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust or the Trust Property; to foreclose any security interest securing any obligation, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

	3.9.	Expenses.  The Trustees shall have power to
incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the Trust Property to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal and brokerage services, as they in good faith may deem reasonable, and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

	3.10.	Miscellaneous Powers.  The Trustees shall
have power to: (a) employ or contract with such Persons as the Trustees may deem appropriate for the transaction of the business of the Trust and terminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing and other retirement, incentive and benefit plans for the Trustees, officers, employees or agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the Fiscal Year and the method by which the accounts of the Trust shall be kept; and (i) adopt a seal for the Trust, but the absence of such a seal shall not impair the validity of any instrument executed on behalf of the Trust.

	3.11.	Further Powers.  The Trustees shall have
power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices, whether within or without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper, appropriate or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust which is made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall not be required to obtain any court order in order to deal with Trust Property.

	3.12.	Litigation.  The Trustees shall have full power
and authority, in the name and on behalf of the Trust, to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any liabilities, losses, debts, claims or expenses (including without limitation attorneys' fees) incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, in the exercise of their or its good faith business judgment, to dismiss or terminate any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any Person, including a Holder in its own name or in the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.




	ARTICLE IV

	Investment Advisory, Administration
	and Placement Agent Arrangements

	4.1.	Investment Advisory, Administration and
Other Arrangements. The Trustees may in their discretion, from time to time, enter into investment advisory contracts, administration contracts or placement agent agreements whereby the other party to such contract or agreement shall undertake to furnish the Trustees such investment advisory, administration, placement agent and/or other services as the Trustees shall, from time to time, consider appropriate or desirable and all upon such terms and conditions as the Trustees may in their sole discretion determine.
Notwithstanding any provision of this Declaration, the Trustees may authorize any Investment Adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Adviser (all without any further action by the Trustees). Any such purchase, sale, loan or exchange shall be deemed to have been authorized by the Trustees.

	4.2.	Parties to Contract.  Any contract of the
character described in Section 4.1 hereof or in the By-Laws of the Trust may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, Trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any individual holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of any such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws of the Trust. The same Person may be the other party to one or more contracts entered into pursuant to Section 4.1 hereof or the By-Laws of the Trust, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.2 or in the By-Laws of the Trust.


	ARTICLE V

Limitations of Liability of Holders, Trustees and Others

	5.1.	No Personal Liability of Holders, Trustees,
Officers and Employees. No Holder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. All Persons dealing or contracting with the Trustees as such or with the Trust shall have recourse only to the Trust for the payment of their claims or for the payment or satisfaction of claims, obligations or liabilities arising out of such dealings or contracts. No Trustee, officer or employee of the Trust, whether past, present or future, shall be subject to any personal liability whatsoever to any such Person, and all such Persons shall look solely to the Trust Property, for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Holder, Trustee, officer or employee, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability of the Trust, he shall not, on account thereof, be held to any personal liability.




5.2.  	Trustee's Good Faith Action; Advice of
Others; No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall not be liable for errors of judgment or mistakes of fact or law. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of them or any officer, agent, employee, consultant, investment adviser or other adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the records, books and accounts of the Trust and upon reports made to the Trustees by any officer, employee, agent, consultant, accountant, attorney, investment adviser or other adviser, principal underwriter, expert, professional firm or independent contractor. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties. No provision of this Declaration shall protect any Trustee or officer of the Trust against any liability to the Trust of its Holders to which he would otherwise be subject by reason of his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

	5.3.  	Indemnification.  The Trustees may provide,
whether in the By-Laws or by contract, vote or other action, for the indemnification by the Trust of the Holders, Trustees, officers and employees of the Trust and of such other Persons as the Trustees in the exercise of their discretion my deem appropriate or desirable. Any such indemnification may be mandatory or permissive, and may be insured against by policies maintained by the Trust.

	5.4.  	No Duty of Investigation.  No purchaser,
lender or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security or undertaking of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security or undertaking of the Trust made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Holders individually, but bind only the Trust Property, and may contain any further recital which they may deem appropriate, but the omission of any such recital shall not operate to bind the Trustees or Holders individually.

       5.5.  	Reliance on Records and Experts.  Each
Trustee, officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the records, books and accounts of the Trust, upon an opinion or other advice of legal counsel, or upon reports made or advice given to the Trust by any Trustee or any of its officers employees or by the Investment Adviser, Administrator, accountants, appraisers or other experts, advisers, consultants or professionals selected with reasonable care by the Trustees or officers of the Trust, regardless of whether the person rendering such report or advice may also be a Trustee, officer or employee of the Trust.


ARTICLE VI

	Shares of Beneficial Interest

	6.1.  	Beneficial Interest.  The interest of the
beneficiaries of the Trust initially shall be divided into transferable Shares of beneficial interest without par value.

	6.2.  	Rights of Holders.  The ownership of the
Trust property of every description and the right to conduct any business of the Trust are vested exclusively in the Trustees, and the Holders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares.
The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.

	Every Holder by virtue of having become a Holder shall be held to have expressly assented and agreed to the terms of this Declaration and the Bylaws and to have become a party hereto and thereto.

	6.3.  	Trust Only.  It is the intention of the Trustees
to create only the relationship of Trustee and beneficiary between the Trustees and each Holder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Massachusetts business trust. Nothing in this Declaration shall be construed to make the Holders, either by themselves or with the Trustees, partners or members of a joint stock association.

	6.4.  	Issuance of Shares.  The Trustees in their
discretion may, from time to time and without any authorization or vote of the Holders, issue Shares in addition to the then issued and outstanding Shares, to such party or parties and for such amount and type of consideration, including cash or property, a such time or times and on such terms as the Trustees may deem appropriate or desirable, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may authorize the issuance of certificates of beneficial interest to evidence the ownership of Shares.

	6.5.	Register of Interests.  A register shall be kept
at the Trust under the direction of the Trustees which shall contain the name, address and Book Capital Account balance of each Holder. Such register shall be conclusive as to the identity of the Holders, and the Trust shall not be bound to recognize any equitable or legal claim to or interest in Shares which is not contained in such register. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trust as is keeping such register for entry thereon. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Holder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.




6.6.	Total Number of Holders.  Notwithstanding
anything in this Declaration to the contrary, the total number of Holders (as determined under Treasury Regulations Section 1.7704-1(h)(3)) shall not exceed 100, unless the Trust shall have obtained a ruling from the U.S. Internal Revenue Service to the effect that the admission of additional Holders would not cause the Trust to be considered a "publicly traded partnership" within the meaning of Section 7704 of the Code. In determining the number of Holders for purposes of this limitation, each person owning a Trust Share through an entity that would be treated as a partnership, grantor trust, or S corporation for U.S. federal income tax purposes shall be counted as a Holder if substantially all of such entity's assets consist of direct or indirect ownership of a Trust Share.


ARTICLE VII

	Purchases, Increases and Redemptions of Shares

	Subject to applicable law, to the provisions of this Declaration and to such restrictions as may from time to time be adopted by the Trustees, each Holder shall have the right to vary its investment in the Trust at any time without limitation by increasing its Share or redeeming its Share in whole or in part. An increase by a Holder of its Share in the Trust shall be reflected as an increase in the Book Capital Account balance of that Holder and a partial or complete Redemption of the Share of a Holder shall be reflected as a decrease in the Book Capital Account balance of that Holder. The Trust shall, upon appropriate and adequate notice from any Holder permit the purchase, increase or Redemption, in whole or in part, of such Holder's Share for an amount determined by the application of a formula adopted for such purpose by resolution of the Trustees; provided that (a) the amount received by the Holder upon any such Redemption shall not exceed the decrease in the Holder's
Book Capital Account balance effected by such Redemption of its Share and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting any such Redemption, at such rates as the Trustees may establish, and may, at any time and from time to time, suspend such right of Redemption. The procedures for effecting Redemptions shall be as determined by the Trustees from time to time.


	ARTICLE VIII

	Determination of Book Capital Account
	Balances and Distributions

	8.1.	Book Capital Account Balances.  The Book
Capital Account balance of each Holder shall be determined on such days and at such time or times as the Trustees may determine. The Trustees shall adopt resolutions setting forth the method of determining the Book Capital Account balance of each Holder. The power and duty to make calculations pursuant to such resolutions may be delegated by the Trustees to the Investment Adviser, Administrator, custodian, or such other
Person as the Trustees may determine. Upon the complete Redemption of a Holder's Share, the Holder of that Interest shall be entitled to receive the balance of its Book Capital Account. A Holder may not transfer, sell or exchange its Book Capital
Account balance.

	8.2.	Allocations and Distributions to Holders.  The
Trustees shall, in compliance with the Code, the 1940 Act and generally accepted accounting principles, establish the procedures by which the Trust shall make (i) the allocation of unrealized gains and losses, taxable income and tax loss, and profit and loss, or any item or items thereof, to each Holder,
(ii) the payment of distributions, if any, to Holders, and (iii) upon liquidation, the final distribution of items of taxable income and expense. Such procedures shall be set forth in writing and be furnished to the Trust's accountants. The Trustees may amend the procedures adopted pursuant to this Section 8.2 from time to time. The Trustees may retain from the net profits such amount as they may deem necessary to pay the liabilities and expenses of the Trust, to meet obligations of the Trust, and as they may deem desirable to use in the conduct of the affairs of the Trust or to retain for future requirements or extensions of the business.

	8.3.	Power to Modify Foregoing Procedures.
Notwithstanding any of the foregoing provisions of this
Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income of the Trust, the allocation of income of the Trust, the Book Capital Account balance of each Holder, or the payment of distributions to the Holders as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act or any order of exemption issued by the Commission or with the Code.

	8.4.	Signature on Returns; Tax Matters Partner

(a)	Eaton Vance Management shall sign on
behalf of the Trust the tax returns of the Trust, unless applicable law requires a Holder to sign such documents, in which case such documents shall be signed by Eaton Vance
Management.

(b)	Eaton Vance Management shall be
designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.


	ARTICLE IX

	Holders

	9.1.	Rights of Holders.  The ownership of the Trust
Property and the right to conduct any business described herein are vested exclusively in the Trustees, and the Holders shall have no right or title therein other than the beneficial interest conferred by their Shares and they shall have no power or right to call for any partition or division of any Trust Property.

	9.2.	Meetings of Holders.  Meetings of Holders
may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Shares, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the Commonwealth of Massachusetts and within or without the United States of America on such day and at such time as the Trustees shall designate. Holders of one-third of the Shares, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, an affirmative vote of the Holders present, in person or by proxy, holding more than 50% of the total Shares of the Holders present, either in person or by proxy, at such meeting constitutes the action of the Holders, unless a greater number of affirmative votes is required by the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust. All or any one of more Holders may participate in a meeting of Holders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting by means of such communications equipment shall constitute presence in person at such meeting.

	9.3.	Notice of Meetings.  Notice of each meeting of
Holders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Holder, at its registered address, mailed at least 10 days and not more than 60 days before the meeting. Notice of any meeting may be waived in writing by any Holder either before or after such meeting. The attendance of a Holder at a meeting shall constitute a waiver of notice of such meeting except in the situation in which a Holder attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened. At any meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

	9.4.	Record Date for Meetings, Distributions, etc.
For the purpose of determining the Holders who are entitled to notice of and to vote or act at any meeting, including any adjournment thereof, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of any distribution or the taking of any other action, as the case may be, as a record date for the determination of the Persons to be treated as Holders for such purpose. If the Trustees do not, prior to any meeting of the Holders, so fix a record date, then the date of mailing notice of the meeting shall be the record date.

	9.5.	Proxies, etc.  At any meeting of Holders, any
Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote is to be taken. A proxy may be revoked by a Holder at any time before it has been exercised by placing on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, a later dated proxy or written revocation. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of the Trust or of one or more Trustees or of one or more officers of the Trust. Only Holders on the record date shall be entitled to vote. Each such Holder shall be entitled to a vote according to its Share. When a Share is held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them is present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid after one year from the date of execution, unless a longer period is expressly stated in such proxy. The
Trust may also permit a Holder to authorize and empower individuals named as proxies on any form of proxy solicited by the Trustees to vote that Holder's Share on any matter by recording his voting instructions on any recording device maintained for that purpose by the Trust or its agent, provided the Holder complies with such procedures as the Trustees may designate to be necessary or appropriate to determine the authenticity of the voting instructions so recorded; such instructions shall be deemed to constitute a written proxy signed by the Holder and delivered to the Trust and shall be deemed to be dated as of the date such instructions were transmitted, and the Holder shall be deemed to have approved and ratified all actions taken by such proxies in accordance with the voting instructions so recorded.

	9.6.	Reports.  The Trustees shall cause to be
prepared and furnished to each Holder, at least annually as of the end of each Fiscal Year, a report of operations containing a balance sheet and a statement of income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to each Holder at least semi-annually interim reports of operations containing an unaudited balance sheet as of the end of such period and an unaudited statement of income for the period from the beginning of the then-current Fiscal Year to the end of such period.

	9.7.	Inspection of Records.  The books and
records of the Trust shall be open to inspection by Holders during normal business hours for any purpose not harmful to the Trust.

	9.8.	Holder Action by Written Consent.  Any action
which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all Shares entitled to vote (or such larger proportion thereof as shall be required by any express provision of this Declaration) consent to the action in writing and the written consents are filed with the records of the meetings of Holders. Such consents shall be treated for all purposes as a vote taken at a meeting of Holders. Each such written consent shall be executed by or on behalf of the Holder delivering such consent and shall bear the date of such execution. No such written consent shall be effective to take the action referred to therein unless, within one year of the earliest dated consent, written consents executed by a sufficient number of Holders to take such action are filed with the records of the meetings of Holders.

	9.9.	Notices.  Any and all communications,
including any and all notices to which any Holder may be entitled, shall be deemed duly served or given if mailed, postage prepaid, addressed to a Holder at its last known address as recorded on the register of the Trust.


	ARTICLE X

	Duration; Termination;
	Amendment; Mergers; Etc.

	10.1.	Duration.  The Trust shall continue without
limitation of time but subject to the provisions of this Article X. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to terminate or annul the Trust or to revoke any existing agency or delegation of authority pursuant to the terms of this Declaration or of the By-Laws.

	10.2.	Termination.

	(a)	The Trust may be terminated (i) by
the affirmative vote of Holders of not less than two-thirds of all Shares at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by Holders of not less than two-thirds of all Shares, or (ii) by the Trustees by written notice to the Holders. Upon any such termination,

	(i) the Trust shall carry on no business except for the purpose of winding up its affairs;

	(ii) the Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect the assets of the Trust, sell, convey, assign, exchange or otherwise dispose of all or any part of the Trust
Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay the liabilities of the Trust, and do all other acts appropriate to liquidate the business of the Trust; provided that any sale, conveyance, assignment, exchange or other disposition of all or substantially all the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the vote of Holders holding more than 50% of all Shares; and

	(iii) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining Trust Property, in cash or in kind or partly each, among the Holders according to their respective rights as set forth in the procedures established pursuant to Section 8.2 hereof.

	(b)	Upon termination of the Trust and
distribution to the Holders as herein provided, a majority of the Trustees shall execute and file with the records of the Trust an instrument in writing setting forth the fact of such termination and distribution. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.

		(c)	After termination of the Trust, and
distribution to the Holders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust and file with the Massachusetts Secretary of State an instrument in writing setting forth the fact of such termination, and Trustees shall thereupon be discharged from all further liabilities and duties with respect to the Trust, and rights and interests of all Holders of the Trust.

	10.3. Dissolution. The Trust shall be dissolved 120 days after a Holder of Share either (i) makes an assignment for the benefit of creditors, or (ii) files a voluntary petition in bankruptcy, or (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding, or (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy statute or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding referred to in clauses
(iii) or (iv), or (vi) seeks, consent to or acquiesces in the appointment of a trustee, receiver or liquidator of such Holder or of all or any substantial part of its properties, whichever shall first occur; provided, however, that if within such 120 days Holders (excluding the Holder with respect to which such event of dissolution has occurred) owning a majority of the Shares vote to continue the Trust, such Trust shall not dissolve and shall continue as if such event of dissolution had not occurred.

	10.4.	Amendment Procedure.

        	(a)	This Declaration may be amended
by the vote of Holders of more than 50% of all Shares at any meeting of Holders or by a majority of the Trustees and consented to by the Holders of more than 50% of all Shares. Notwithstanding any other provision hereof, this Declaration may be amended by a majority of the Trustees, and without the vote or consent of Holders, for any one or more of the following purposes: (i) to change the name of the Trust, (ii) to supply any omission, or to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, (iii) to conform this Declaration to the requirements of applicable federal law or regulations or the requirements of the applicable provisions of the Code, (iv) to change the state or other jurisdiction designated herein as the state or other jurisdiction whose law shall be the governing law hereof, (v) to effect such changes herein as the Trustees find to be necessary or appropriate (A) to permit the filing of this Declaration under the law of such state or other jurisdiction applicable to trusts or voluntary associations, (B) to permit the Trust to elect to be treated as a "regulated investment company" under the applicable provisions of the Code, or (C) to permit the transfer of Shares (or to permit the transfer of any other beneficial interest in or share of the Trust, however denominated), (vi) in conjunction with any amendment contemplated by the foregoing clause (iv) or the foregoing clause (v) to make any and all such further changes or modifications to this Declaration as the Trustees find to be necessary or appropriate, and (vii) to change, modify or rescind any provision of this Declaration provided such change, modification or rescission is found by the Trustees to be necessary or appropriate and to not have a materially adverse effect on the financial interests of the Holders; provided, however, that unless effected in compliance with the provisions of Section 10.4(b) hereof, no amendment otherwise authorized by this sentence may be made which would reduce the amount payable with respect to any Shares upon liquidation of the Trust and; provided, further, that the Trustees shall not be liable for failing to make any amendment permitted by this
Section 10.4(a). Any amendment to the Declaration of Trust shall be effective as provided by its terms or, if there is no provision therein with respect to effectiveness, (i) upon the signing of an instrument by a majority of the Trustees then in office or (ii) upon the execution of an instrument and a certificate (which may be part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

	(b)	No amendment may be made under
Section 10.4(a) hereof which would change any rights with respect to any Shares by reducing the amount payable thereon upon liquidation of the Trust, except with the vote or consent of Holders of two-thirds of all Shares.

	(c)	A certification in recordable form
executed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when filed with the records of the Trust.

	Notwithstanding any other provision hereof, until such time as Shares are first sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees at any meeting of Trustees or by an instrument executed by a majority of the Trustees.

	10.5.	Merger, Consolidation and Sale of Assets.
The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees and without any authorization, vote or consent of the Holders;
and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. The Trustees may also at any time sell and convert into money all the assets of the Trust. Upon making provision for the payment of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust, the Trustees shall distribute the remaining assets of such Trust among the Holders according to their respective rights. Upon completion of the distribution of the remaining proceeds or the remaining assets, the Trust shall terminate and the Trustees shall take the action provided in Section 10.2(c) hereof and they shall thereupon be discharged from all further liabilities and duties with respect to the Trust, and the rights and interests of all Holders of the Trust shall thereupon cease..

	10.6.	Incorporation.  Upon a Majority Shares Vote,
the Trustees may cause to be organized or assist in organizing a corporation or corporations under the law of any jurisdiction or a trust, partnership, association or other organization to take over the Trust Property or to carry on any business in which the Trust directly or indirectly has any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contract with any such corporation, trust, partnership, association or other organization, or any corporation, trust, partnership, association or other organization in which the Trust holds or is about to acquire equity interests. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law. Nothing contained herein shall be construed as requiring approval of the Holders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to one or more of such organizations or entities.


ARTICLE XI

Miscellaneous

	11.1.	Governing Law.  This Declaration is executed
by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the law thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed in accordance with the law of the Commonwealth of Massachusetts and reference shall be specifically made to the trust law of the Commonwealth of Massachusetts as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

	11.2.	Counterparts.  This Declaration may be
simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any one such original counterpart.

	11.3.	Reliance by Third Parties.  Any certificate
executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to:
(a) the number or identity of Trustees or Holders, (b) the due authorization of the execution of any instrument or writing,
(c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officer elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees.

	11.4.	Provisions in Conflict With Law or
Regulations.

	(a)	The provisions of this Declaration
are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, or with other applicable law and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

	(b)	If any provision of this Declaration
shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.



	IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first above written.


Benjamin C. Esty					Helen
Frame Peters
Benjamin C. Esty					Helen
Frame Peters


Thomas E. Faust Jr.
	Heidi L. Steiger
Thomas E. Faust Jr.
	Heidi L. Steiger


Allen R. Freedman
	Lynn A. Stout
Allen R. Freedman
	Lynn A. Stout


William H. Park					Ralph F.
Verni
William H. Park					Ralph F.
Verni


Ronald A. Pearlman
Ronald A. Pearlman


The names and addresses of all the Trustees of the Trust are as follows:


Benjamin C. Esty				Helen Frame
Peters
4 Ballard Terrace				133 South Street
Lexington, MA  02420
	Needham, MA  02492

Thomas E. Faust Jr.				Heidi L.
Steiger
199 Winding River Road			94 Pine Hill Road
Wellesley, MA  02482				Tuxedo
Park, NY  10987

Allen R. Freedman				Lynn A.
Stout
525 County Highway 40			15242 Friends
Street
Charlotteville, NY  12036			Pacific Palisades,
CA  90272

William H. Park					Ralph F.
Verni
3 Fort Sewall Terrace				2
Battery Wharf - Unit 2310
Marblehead, MA  01945			Boston, MA
02109

Ronald A. Pearlman
3944 Highwood Court, NW
Washington, DC  20007



Trust Address:
Two International Place
Boston, MA 02110





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